Exhibit (h)(2)

APPENDIX A

This APPENDIX A, dated as of February __, 2013, is Appendix A to that certain Administration Agreement dated as of June 1, 2007, between BlackRock Advisors, LLC, BNY Mellon Investment Servicing (US) Inc. (formerly known as PFPC Inc.), and BlackRock Funds II.

Name of Portfolio	Class of Shares

BlackRock Aggressive Growth Prepared Portfolio	Institutional Shares Investor A Investor C R Shares

BlackRock Conservative Prepared Portfolio	Institutional Shares Investor A Investor C R Shares

BlackRock Core Bond Portfolio	Institutional Shares BlackRock Shares Service Shares Investor A Investor B Investor C R Shares

BlackRock Emerging Market Local Debt Portfolio	Institutional Shares Investor A Investor C BlackRock Shares

BlackRock Floating Rate Income Portfolio	Institutional Shares Investor A Investor C Investor C1

BlackRock Global Dividend Income Portfolio	Institutional Shares Investor A Investor C

BlackRock GNMA Portfolio	Institutional Shares BlackRock Shares Service Shares Investor A Investor B Investor C R Shares

BlackRock Growth Prepared Portfolio	Institutional Shares Investor A Investor C R Shares

Name of Portfolio	Class of Shares

BlackRock High Yield Bond Portfolio	Institutional Shares BlackRock Shares Service Shares Investor A Investor B Investor B1 Investor C Investor C1 R Shares

BlackRock Inflation Protected Bond Portfolio	Institutional Shares BlackRock Shares Service Shares Investor A Investor B Investor C R Shares

BlackRock International Bond Portfolio	Institutional Shares Service Shares Investor A Investor B Investor C R Shares BlackRock Shares

BlackRock Long Duration Bond Portfolio	Institutional Shares BlackRock Shares Investor A R Shares

BlackRock Low Duration Bond Portfolio	Institutional Shares BlackRock Shares Service Shares Investor A Investor A1 Investor B Investor B1 Investor B2 Investor B3 Investor C Investor C1 Investor C2 Investor C3 R Shares

BlackRock Moderate Prepared Portfolio	Institutional Shares Investor A Investor C R Shares

BlackRock Multi-Asset Income Portfolio	Institutional Shares Investor A Investor C

Name of Portfolio	Class of Shares

BlackRock Secured Credit Portfolio	Institutional Shares Investor A Investor C

BlackRock Strategic Income Opportunities Portfolio	Institutional Shares Investor A Investor C

BlackRock U.S. Government Bond Portfolio	Institutional Shares BlackRock Shares Service Shares Investor A Investor B Investor B1 Investor C Investor C1 R Shares

LifePath® Active 2015 Portfolio	Institutional Shares Investor A R Shares K Shares

LifePath® Active 2020 Portfolio	Institutional Shares Investor A R Shares K Shares

LifePath® Active 2025 Portfolio	Institutional Shares Investor A R Shares K Shares

LifePath® Active 2030 Portfolio	Institutional Shares Investor A R Shares K Shares

LifePath® Active 2035 Portfolio	Institutional Shares Investor A R Shares K Shares

LifePath® Active 2040 Portfolio	Institutional Shares Investor A R Shares K Shares

LifePath® Active 2045 Portfolio	Institutional Shares Investor A R Shares K Shares

Name of Portfolio	Class of Shares

LifePath® Active 2050 Portfolio	Institutional Shares Investor A R Shares K Shares

LifePath® Active 2055 Portfolio	Institutional Shares Investor A R Shares K Shares

Release. “BlackRock Funds II” and “Trustees of BlackRock Funds II” refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated April 26, 2007, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Company. The obligations of “BlackRock Funds II” entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Company personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with any class of shares of the Customer must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Company.

Agreed to and accepted as of February __, 2013.

BLACKROCK FUNDS II

By:
Name: Title:

BLACKROCK ADVISORS, LLC

By:
Name: Title:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name: Title: